SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) - July 10, 1997

                                 HSB GROUP, INC.
             (Exact name of registrant as specified in its charter)

       Connecticut                                           06-1475343
    (State or other            (Commission                     (IRS
     jurisdiction of           File Number)              Identification No.)
     incorporation)

               One State Street, Hartford, Connecticut 06102-5024
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code - (860-722-1866)




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Item 5.  Other Events

On July 10, 1997, HSB Group Inc. (the Company) issued a press release announcing the sale of $110 million of 30-year Floating Rate Capital Securities issued by HSB Capital I, a Delaware statutory business trust created by HSB Group, Inc. Included herewith as Exhibit 99 is the Company's press release related to this announcement and such information is incorporated herein by reference.

Item 7.  Exhibits.

99.  The Company's press release dated July 10, 1997.



























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     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the
     Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                           HSB GROUP, INC.


     Dated:  July 10,  1997           /s/  R. Kevin Price
                                           R. Kevin Price
                                           Senior Vice President and Corporate
                                           Secretary



























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